EXHIBIT 99.1
FOR  IMMEDIATE  RELEASE


                    CONCURRENT COMPUTER CORPORATION ANNOUNCES
               THIRD QUARTER OF FISCAL YEAR 2006 FINANCIAL RESULTS

                   Revenue Growth Continues - On-Demand Strong

     ATLANTA, GEORGIA, APRIL 21, 2006 - Concurrent (Nasdaq: CCUR), a worldwide leader of on-demand and real-time computing technology, today announced its results for the third quarter of fiscal year 2006.

     In the third quarter of fiscal 2006, consolidated revenue for the company aggregated $20.6 million compared to $18.9 million in the second quarter of fiscal 2006, an increase of 9.4%. Revenue from Concurrent's on-demand product line totaled $11.6 million for the third quarter of fiscal 2006 compared to $9.8 million in the second quarter of fiscal 2006, an increase of 19.1%. Revenue from the company's real-time product line totaled $9.0 million for the third quarter of fiscal 2006 compared to $9.1 million in the second quarter of fiscal 2006, a decrease of 1.0%. Cash at the end of the third quarter of fiscal 2006 totaled $14.8 million, a decrease of $2.2 million from the prior quarter.

     The net loss for the third quarter of fiscal 2006 was $1.0 million, or a loss of $0.01 per fully diluted share, compared to a net loss of $1.6 million, or a loss of $0.02 per fully diluted share, in the second quarter of fiscal 2006.

     "We are pleased to report continued revenue growth on a consolidated basis with particularly strong sales from our on-demand group," said Gary Trimm, Concurrent's president and chief executive officer. "The on-demand market is improving and the potential for sales of our real-time operating system software into broad markets make us optimistic about our opportunities going forward. We have won a number of new VOD systems as well as upgrades and enhancements to our installed base and additional "Startover" projects. Our Everstream subsidiary completed its first deployment outside North America at J:COM in Japan and marked a milestone of now monitoring over 14 million digital subscribers. We anticipate growing revenues in the coming quarters which, coupled with sound fundamentals, should extend our trend of sequential improvements."

As previously announced, Concurrent Computer Corporation will hold a conference call to discuss its third quarter fiscal 2006 results on April 21, 2006 at 10:00 a.m. E.D.T., which will be broadcast live over the Internet on the company's web page at www.ccur.com, Investor Relations page.
          ------------

ABOUT CONCURRENT
Concurrent (NASDAQ: CCUR) is a leading provider of high-performance, real-time Linux software and solutions for commercial and government markets. For 40 years Concurrent's best-of-breed products have enabled a range of time-critical solutions including: modeling and simulation, high speed data acquisition, visual imaging, low latency transaction processing and on-demand television. Concurrent's on-demand television applications are utilized by major service providers in the cable and IPTV industries to deliver video-on-demand (VOD). Concurrent is a global company with regional offices in North America, Europe, Asia and Australia, and has products actively deployed in more than 24 countries. Concurrent's products and services are recognized for being uniquely flexible, comprehensive, robust and reliable. For more information, please visit www.ccur.com.
       ------------

Certain statements made or incorporated by reference in this release may constitute "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as our expectations, beliefs, plans, estimates, or projections relating to the future, are forward-looking statements within the meaning of these laws. Examples of forward looking statements in this press release include, without limitation, our expectation with regard to future revenues and revenue growth, anticipated growth in the markets for our on-demand and real-time products, anticipated positive results, and the performance of our products. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected.

Such risks and uncertainties include our ability to achieve revenue goals, and win new opportunities. In addition, the risks and uncertainties which could affect our financial condition or results of operations include, without limitation: our ability to keep our customers satisfied; availability of video-on-demand content; delays or cancellations of customer orders; changes in product demand; economic conditions; various inventory risks due to changes in market conditions; uncertainties relating to the development and ownership of intellectual property; uncertainties relating to our ability and the ability of other companies to enforce their intellectual property rights; the pricing and availability of equipment, materials and inventories; the concentration of our customers; failure to effectively manage change; delays in testing and introductions of new products; rapid technology changes; system errors or failures; reliance on a limited number of suppliers; uncertainties associated with international business activities, including foreign regulations, trade controls, taxes, and currency fluctuations; the highly competitive environment in which we operate and predatory pricing pressures; failure to effectively service the installed base; the entry of new well-capitalized competitors into our markets; the success of new on-demand and real-time products; the availability of Linux software in light of issues raised by SCO Group; capital spending patterns by a limited customer base; the integration of Everstream; and contractual obligations that could impact revenue recognition.

Other important risk factors are discussed in our Form 10-K filed with the Securities and Exchange Commission on Sept. 2, 2005 and may be discussed in subsequent filings with the SEC. The risk factors discussed in such Form 10-K under the heading "Risk Factors" are specifically incorporated by reference in this press release. Our forward-looking statements are based on current expectations and speak only as of the date of such statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information, or otherwise.

Concurrent Computer Corporation, its logo and are registered trademarks of Concurrent Computer Corporation. All other product names are trademarks or registered trademarks of their respective owners.


# # #

Note to Editors: For additional company or product information from Concurrent, please contact Concurrent, 4375 River Green Parkway, Suite 100, Duluth, GA
30096. Call toll free in the U.S. and Canada at (877) 978-7363, fax (678) 258-4199. Readers can also access information through the company's Web site at www.ccur.com.

                                         CONCURRENT COMPUTER CORPORATION
                                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                      (IN THOUSANDS EXCEPT PER SHARE DATA)


                                               THREE MONTHS ENDED MARCH 31,       NINE MONTHS ENDED MARCH 31,
                                             ---------------------------------  --------------------------------
                                                  2006             2005             2006             2005
                                              (Unaudited)       (Unaudited)      (Unaudited)      (Unaudited)
                                             --------------  -----------------  -------------  -----------------
Revenues:
  Product                                    $      15,133   $         14,391   $     38,826   $         40,699
  Service                                            5,500              5,458         16,870             16,504
                                             --------------  -----------------  -------------  -----------------
    Total revenues                                  20,633             19,849         55,696             57,203

Cost of sales:
  Product                                            7,456              5,747         18,908             19,294
  Service                                            2,944              3,132          8,544              9,904
                                             --------------  -----------------  -------------  -----------------
    Total cost of sales                             10,400              8,879         27,452             29,198
                                             --------------  -----------------  -------------  -----------------

Gross margin                                        10,233             10,970         28,244             28,005

Operating expenses:
  Sales and marketing                                4,053              4,333         12,415             12,897
  Research and development                           4,852              4,447         14,090             14,299
  General and administrative                         2,395              2,363          7,297              7,144
                                             --------------  -----------------  -------------  -----------------
    Total operating expenses                        11,300             11,143         33,802             34,340
                                             --------------  -----------------  -------------  -----------------

Operating loss                                      (1,067)              (173)        (5,558)            (6,335)

Loss on minority investment                              -                  -              -               (313)
Other income - net                                      33                 (2)           810                 71
                                             --------------  -----------------  -------------  -----------------
Loss before income taxes                            (1,034)              (175)        (4,748)            (6,577)

Provision for income taxes                              14                  2             87                 68
                                             --------------  -----------------  -------------  -----------------

Net loss                                     $      (1,048)  $           (177)  $     (4,835)  $         (6,645)
                                             ==============  =================  =============  =================

Basic net loss per share                     $       (0.01)  $          (0.00)  $      (0.07)  $          (0.11)
                                             ==============  =================  =============  =================

Diluted net loss per share                   $       (0.01)  $          (0.00)  $      (0.07)  $          (0.11)
                                             ==============  =================  =============  =================

Basic weighted average shares outstanding           71,373             62,758         68,153             62,728
                                             ==============  =================  =============  =================

Diluted weighted average shares outstanding         71,373             62,758         68,153             62,728
                                             ==============  =================  =============  =================

                             CONCURRENT COMPUTER CORPORATION
                          CONDENSED CONSOLIDATED BALANCE SHEETS
                                     (IN THOUSANDS)


                                                 MARCH 31,     DECEMBER 31,    JUNE 30,
                                                    2006          2005           2005
                                                (UNAUDITED)    (UNAUDITED)
                                                ------------  --------------  ----------
ASSETS
  Cash and cash equivalents                     $    14,811   $      17,050   $  19,880
  Trade accounts receivable, net                     19,978          15,495      16,577
  Inventories, net                                    5,245           6,640       5,071
  Prepaid expenses and other current assets           2,026           2,176       1,084
                                                ------------  --------------  ----------
    Total current assets                             42,060          41,361      42,612

  Property, plant and equipment, net                  6,570           6,899       8,319
  Intangible assets, net                              9,059           9,331         823
  Goodwill                                           15,590          15,590      10,744
  Investment in minority owned company                    -               -         140
  Other long-term assets, net                         1,106           1,086       1,339
                                                ------------  --------------  ----------

Total assets                                    $    74,385   $      74,267   $  63,977
                                                ============  ==============  ==========

LIABILITIES
  Accounts payable and accrued expenses         $    12,591   $      12,667   $  12,055
  Notes payable to bank, current portion              1,013             993         954
  Deferred revenue                                    7,714           6,706       6,692
                                                ------------  --------------  ----------
    Total current liabilities                        21,318          20,366      19,701

  Long-term deferred revenue                          1,944           1,843       2,349
  Notes payable to bank, less current portion           815           1,077       1,583
  Other long-term liabilities                         2,108           2,046       1,991

STOCKHOLDERS' EQUITY
  Common stock                                          715             714         637
  Additional paid-in capital                        189,164         188,879     175,769
  Retained earnings (deficit)                      (141,290)       (140,242)   (136,455)
  Treasury stock                                        (27)            (34)          -
  Unearned compensation                                   -               -      (1,562)
  Accumulated other comprehensive loss                 (362)           (382)        (36)
                                                ------------  --------------  ----------
    Total stockholders' equity                       48,200          48,935      38,353
                                                ------------  --------------  ----------

Total liabilities and stockholders' equity      $    74,385   $      74,267   $  63,977
                                                ============  ==============  ==========